Exhibit 99.2

Cereplast, Inc. Provides Update on Accounts Receivable Collection

Company Enters into an Agreement to Recover $8.6 Million of Outstanding Receivables

EL SEGUNDO, Calif., May 14, 2012 — Cereplast, Inc. (Nasdaq: CERP), a leading manufacturer of proprietary biobased, sustainable bioplastics, today provided an update on the collection of its outstanding receivables. The Company has entered into an agreement with Singularis Solutions Pvt. Ltd. of Bangalore, India to distribute the Cereplast Hybrid Resins® products that are currently under the control of two large European customers. Under the terms of the agreement, Singularis Solutions will purchase and distribute up to $8.6 million of inventory between May 30, 2012 and August 30, 2012. Singularis Solutions will issue letters of credit to Cereplast in an aggregate amount of $8.6 million to secure their purchase. In addition Cereplast and Singularis are exploring additional opportunities for future business in the region.

Cereplast CEO and Chairman, Mr. Frederic Scheer, stated, “We are pleased to provide our shareholders with a positive update on the collection of our outstanding accounts receivables. Our task force has succeeded in expediting the sale of the Cereplast Hybrid Resins products in its efforts to transform our outstanding accounts receivables into cash.” Mr. Scheer continued, “The collection of outstanding monies is our highest priority but we are pleased to see that in doing so we have opened some significant opportunities that we are hopeful will bring new business to our Company in the near future outside of the Euro-Zone. This agreement also demonstrates a growing global demand for our resins, and we remain confident as ever in our technology and our ability to bring the Company back to a growth path toward profitability.”

About Cereplast, Inc.

Cereplast, Inc. (Nasdaq:CERP) designs and manufactures proprietary biobased, sustainable bioplastics which are used as substitutes for traditional plastics in all major converting processes - such as injection molding, thermoforming, blow molding and extrusions—at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast, and Youtube.com/Cereplastinc.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

Cereplast, Inc.

Public Relations

Nicole Cardi

(310) 615-1900 x154

ncardi@cereplast.com

Investor Relations:

Alliance Advisors, LLC

Alan Sheinwald

914-669-0222

asheinwald@allianceadvisors.net

www.AllianceAdvisors.net